1-K: Filer Information
Issuer CIK 0001877235
Issuer CCC r5nqymt#
Is filer a shell company? No
Is the electronic copy of an official filing submitted in paper format?
File Number

Is this filing by a successor company pursuant to Rule 257(b)(5) resulting from a merger or other business combination?
Successor File Number? No

Submission File Number

Submission Contact Information

Is this a LIVE or TEST Filing? TEST
Would you like a Return Copy? Yes

Period 12-31-2021
 Name Jeff Heutmaker
Phone 4065235563

E-Mail Address jheutmaker@heutmakerlaw.com

Notify via Filing Website only?  No

Notification Email Address jheutmaker@gravislaw.com

1-K: Tab 1 Notification
This Form 1-K is to provide an Financial Report for the fiscal year

Fiscal Year End 12-31-2021

Exact name of issuer as specified in the issuer's charter Diversified Opportunity, Inc

CIK 0001877235

Jurisdiction of Incorporation / Organization Idaho

I.R.S. Employer Identification Number 85-1738909

Address of Principal Executive Offices
Address 1 9628 West State Street

Address 2

City Star

State/Country Idaho

Mailing Zip/ Postal Code 83669

Phone 208-494-3115

Title of each class of securities issued pursuant to Regulation A Class B Non-Voting Common Stock